UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 8, 2009

GLOBALSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 8, 2009, Peter Dalton was named as Chief Executive Officer of the Company. Mr. Dalton, age 65, has served as a director of the Company since 2004 and as Chair of the Audit Committee. Mr. Dalton has served as chief executive officer of Dalton Partners, Inc., a turnaround management firm, since January 1989.  As chief executive officer of Dalton Partners, Inc., Mr. Dalton also has served as chief executive officer and director of a number of its clients. From November 2001 to September 2004, Mr. Dalton served as chief executive officer of Clickhome Realty, Inc., a discount real estate and mortgage company.

James Monroe III, Chief Executive Officer of the Company since April 2004, will continue to serve in an executive capacity as Chairman of the Board of the Company.

The employment of Thomas M. Colby, Chief Operating Officer of the Company since May 1, 2008, terminated effective July 8, 2009.  Pursuant to his employment agreement, Mr. Colby will be entitled to receive 12 monthly installments of his base salary if he complies with the confidentiality, noncompetition, nondisparagement and certain other provisions of the agreement during the 12-month period.

The Company’s Board also has elected William A. Hasler as a Class C director, filling a vacancy on the Board.  Mr. Hasler, age 67, served from 1984 to July 1991 as Vice Chairman of KPMG Peat Marwick, an international public accounting firm, from July 1991 to July 1998 as Dean of the Haas School of Business, University of California, Berkeley, from July 1998 to July 2004 as Co-Chief Executive Officer of Aphton Corp., a biotechnology firm, and from 2003 to 2007 as non-Executive Chairman of Solectron Corp.  Mr. Hasler serves a director of DiTech Networks Corp., Harris Stratex Networks, Mission West Properties and the Schwab Funds.

Mr. Hasler is a director of ET Water, a privately held company of which Mr. Dalton is Chairman. Director J. Patrick McIntyre is the Chief Executive Officer of ET Water and director Kenneth E. Jones is also a director of ET Water. Mr. Hasler is a minority equity owner in Globe Wireless, a value added reseller of which Mr. Jones is non-executive Chairman.

The Board has determined that Mr. Hasler is an independent director as defined in Rule 10A-3 under the Securities Exchange Act of 1934 and in the NASDAQ Marketplace Rules.  This determination was based on the absence of any relationship known to the Board between Mr. Hasler and the Company (other than as a director or stockholder) and the Board’s conclusion that Mr. Hasler’s relationship with ET Water and Globe Wireless does not affect his independence as a director.

The Board also determined that Mr. Hasler is an “audit committee financial expert” as defined by SEC rules.  The Board has named Mr. Hasler as Chairman of the Audit Committee, replacing Mr. Dalton, who resigned from the Audit Committee upon being named Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR. INC.

/s/ Fuad Ahmad
Fuad Ahmad
Senior Vice President and Chief Financial Officer

Date: July 14, 2009